Exhibit 10.12

Laboratory Service Agreement

TERMS AND CONDITIONS (MARCH 1, 2015)

This program is intended to serve a mutual benefit to both Northwestern University, an Illinois corporation having its business address at 633 Clark Street, Evanston, Illinois, 60208-1110 (hereinafter “Northwestern”, or “University”) and the Requesting Entity described herein.

REQUESTING ENTITY HEREBY ACKNOWLEDGES AS FOLLOWS:

That Northwestern University, an educational institution of higher learning and research, in order to support the community, and further its academic mission, is making available, on a limited basis as described herein, academic research facilities and resources, where those facilities may be unique in the geographic area and as available when not in use by faculty or students who retain the priority status for their use; and

That this limited arrangement is consistent with National Science Foundation (“NSF”) Important Notice #91 dated March, 11, 1983 and NSF Important Notice #122 dated June 16, 1998; and

That Northwestern University must remain in strict compliance with federal regulations pertaining to the use of federally supported facilities and equipment including IRS Rev. Proc. 2007-47 (updating IRS Rev. Proc. 97-14), 0MB Circulars A-21, A-110 and A-133 and other applicable regulations; and

That participation in this Laboratory Service Agreement is by special arrangement only and that this program is intended to be of a short duration and minimally intrusive to the active workings of the University and therefore, the terms of this agreement are non-negotiable. For activities not falling within the limited scope of this program, traditional sponsored research is available through the University’s Office for Sponsored Research.

THE PARTIES HEREBY AGREE:

1.0 PROJECT: Northwestern agrees to undertake certain tasks set forth in the Project Specification (in the form of Exhibit A), which may include training of Requesting Entity’s personnel in the use of Northwestern’s equipment.

2.0 REPORTS: If Applicable, as set forth in the Project Specifications, Northwestern’s project director shall furnish Requesting Entity with a final report consisting of the data and test results generated by Northwestern in conducting the Project, within thirty (30) days after completion of the project. The parties acknowledge that for Northwestern’s operations and auditing purposes, Northwestern may provide information regarding this Agreement to Northwestern’s auditors and, as necessary, regulatory entities or authorities.

3.0 PUBLICATIONS: Requesting Entity recognizes that Northwestern is a tax-exempt organization under Section 50l(c)(3) of the Internal Revenue Code and must serve a public rather than a private interest and must maintain the discretion to present or publish, at its discretion, Northwestern’s methodologies developed or used in the Project.

4.0 INTELLECTUAL PROPERTY: Each party shall retain ownership to its own intellectual property. Northwestern’s intellectual property policy may be viewed at: https://www .invo.northwestern.edu/policies/patent-invention-policy-current. Copies of all data and test results generated during the execution of this project shall be delivered to, and become the property of, the Requesting Entity.

5.0 CONFIDENTIALITY: Requesting Entity will not disclose confidential information to Northwestern unless a Mutual Confidential Disclosure Agreement has been signed by both parties.

6.0 TERM AND TERMINATION, FEES: This Agreement is effective as of the date of last signature of this Agreement and shall continue through completion of the work provided in the Project Specifications. Northwestern may terminate this Agreement at any time with twenty (20) days written notice to the Requesting Entity, and shall refund any fee paid to Requesting Entity. Requesting Entity may terminate this agreement at any time with twenty (20) days written notice. Upon termination by Requesting Entity, Requesting Entity shall pay within 30 days of termination the fee payable under the Project Specification Northwestern. Requesting Entity’s indemnification and payment shall survive termination. The fees payable/paid to the University are on a “net of tax” basis, and any taxes (e.g., withholding taxes or any indirect taxes) will be borne fully by the Requesting Entity and will not be withheld from the fees payable to the University.

7.0 INDEMNIFICATION: Requesting Entity agrees to indemnify, hold harmless and defend Northwestern, its officers, trustees, employees and agents against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of this project, including but not limited to: (i) any breach by Requesting Entity under this Agreement; (ii) any injury to persons or damage to property caused by Requesting Entity’s employees or agents; or (iii) Requesting Entity’s use of any data, materials or other information obtained pursuant to this Agreement. Requesting Entity shall not be liable for actions resulting from gross negligence or willful misconduct on the part of Northwestern.

8.0 INSURANCE: Each party agrees to maintain reasonable coverage for such liabilities either from commercial insurance or a reasonable self-insurance mechanism, verification of which will be reasonably provided to the other party upon request. Requesting Entity shall furnish Northwestern with two (2) original Certificates of Insurance, with Northwestern University named as an additional insured, showing the following minimum coverage with an insurance company acceptable to the Director of Risk Management. Further, the Certificate of Insurance shall state that coverage provided is primary to any other coverage available to Northwestern University. The foregoing Certificates shall contain a provision that coverage afforded under the policies will not be cancelled or non-renewed until at least sixty (60) days prior written notice has been given to Northwestern University:

TYPE OF INSURANCE MINIMUM INSURANCE COVERAGE

Combined Single Limit Per Occurrence / Aggregate

Commercial General Liability including: $3,000,000 / $3,000,000

Premises - Operations

Explosion, Underground and Collapse Hazard

Products / Completed Operations

Contractual Insurance

Broad Form Property Damage

Independent Contractors

Bodily Injury

Automobile Liability $3,000,000 / $3,000,000

Owned, Non-owned, or Rented

Workers’ Compensation and Occupational Diseases As Required by Applicable Laws

Employer’s Liability $3,000,000

9.0 NEGATION OF WARRANTY: REQUESTING ENTITY ACKNOWLEDGES AND AGREES THAT LABORATORY EQUIPMENT, SPACE AND SERVICES PROVIDED BY NORTHWESTERN UNDER THIS AGREEMENT (INCLUDING ANY DATA, MATERIALS AND INFORMATION) ARE PROVIDED “AS IS”. NORTHWESTERN MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WITH RESPECT TO THE PROVISION OF SPACE, PERFORMANCE OF ANY SERVICES, OR PROVISION OF ANY DATA, MATERIALS OR TECHNICAL INFORMATION DERIVED FROM THIS PROJECT PURSUANT TO THIS AGREEMENT, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF SUCH DATA, MATERIALS OR INFORMATION. THIS AGREEMENT GRANTS NO TANGIBLE OR INTANGIBLE PROPERTY OR PROPERTY RIGHTS.

10.0 ASSIGNMENT: This agreement may not be assigned by either party without the prior written consent of the other.

11.0 PUBLICITY: Neither party will use the name of the other, any of the other’s personnel, or any officer, trustee, employee or agent of the other in any publicity, advertising, or news release without the prior written approval of the other.

12.0 MATERIAL TRANSPORT: In no event shall Requesting Entity provide Northwestern with any materials which are toxic, contagious, hazardous in nature or which are regulated by the FDA, EPA, or other federal agencies with the authority to control regulated substances and materials.

13.0 EXPORT CONTROLS: Requesting Entity acknowledges that under National Security Decision Directive 189 Northwestern University performs only fundamental research and Requesting Entity will not provide any export controlled materials or information to Northwestern. Northwestern University does not restrict access to its programs or facilities based upon nationality or citizenship status.

14.0 NOTICES: As provided in the Laboratory Service Agreement Project Specification

15.0 CONFLICT OF LAWS: This Agreement shall be governed by and construed according to the internal laws of the State of Illinois without reference to rules of conflict of laws. The parties agree to the exclusive jurisdiction of the state or federal courts sitting in Cook County, Illinois, for any resolution of disputes arising under this Agreement.

16.0 AMENDMENTS: This Agreement represents the entire agreement of the parties with respect to its subject matter. Any amendments must be in writing and signed by both parties.

17.0 RELATIONSHIP BETWEEN REQUESTING ENTITY AND NORTHWESTERN: Please describe all known personal or organizational business relationships between the Requesting Entity and Northwestern. If there are any conflicts of interest that would result under the project contemplated herein, a statement of the potential conflict of interest and a proposed mitigation statement describing how such conflict of interest will be addressed, is provided below.

_X                 No Known Conflict of Interest

_____________Potential Conflicts of Interest exist and will be addressed as follows: (attach additional exhibits as necessary)

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Laboratory Service Agreement and Project Specification

This Laboratory Service Agreement and Project Specification is between Northwestern University, an Illinois corporation having its business address at 633 Clark Street, Evanston, Illinois, 60208-1110 (hereinafter “Northwestern”, or “University”) and Biolife4d Corp having its business address at 318 Half Day Road #201 Buffalo Grove, IL 60089 (hereinafter “Requesting

Entity”).

1.	The Laboratory Service Agreement Terms and Conditions TERMS AND CONDITIONS () are attached hereof and incorporated herein by reference.

2.	Project Title: BIOLIFE4D

3.	Terms: Northwestern agrees to undertake certain testing, analysis or evaluation as set forth in the following Attachments to this Project Specification, which are hereby made a part of this Agreement:

I.	This Laboratory Service Agreement and Project Specification:
II.	Scope of Work in Appendix A
III.	Laboratory Service Agreement TERMS AND CONDITIONS (3/1/2015)

3.	Northwestern Project Director:

Name:	Title:
Phone#:
Fax#:
e-mail:

4.	Requesting Entity Project Manager:
	Name:	Steven Morris	Title:	CEO
			Phone#:	(773)490-5801
Fax#:
			e-mail:	smorris@biolife4d.com

5.	Project Period, Amount, and Invoicing:
	a)	Project Period
Start date 01/01/2018 Completion date 12/31/2019

	b)	Project Amount Not to exceed $25,000

	c)	Northwestern will invoice per the following schedule: Monthly

6.	Export Controls Certification:
Requesting Entity certifies and warrants that any subject technology or material to be provided to Northwestern is NOT Export Controlled.

7.	Requesting Entity shall comply with all applicable Northwestern rules governing laboratory access and use, which rules shall be provided to Requesting Entity upon Requesting Entity’s request.

REQUESTING ENTITY:		NORTHWESTERN UNIVERSITY:

Signed :	/s/ Steven Morris	Signed:	/s/ Philip Hockberger

Name:	Steven Morris	Name:	Philip Hockberger

Title:	CEO	Title:	Assistant Vice President for Research Northwestern University

Date:	11/01/2017	Date:	11/03/2017

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Appendix A

We authorize Biolife4d employees to use/spend up to $25,000 per year at your core facilities. Any amounts over that amount will be approved through amendment of this appendix. Facilities to be included in this Agreement include:

Facility Name

Analytical BioNanoTechnology Equipment Core (ANTEC)

Behavioral Intervention Technology Development Core Behavioral

Phenotyping Core Facility

Biological Imaging Facility

Biostatistics Collaborative Center

Center for Advanced Microscopy and Nikon Imaging Center

Center for Advanced Molecular Imaging

Center for Translational Imaging

Central Laborat01y for Materials Mechanical Prope1ties

ChemCore: Medicinal and Synthetic Chemistry Core Clean

Catalysis Core

Clinical Research Office-RHLCCC

Comprehensive Metabolic Core

Cryogenics

Developmental Therapeutics Core

DuPont, Northwestern, Dow Collaborative Access Team

Electron Probe Instrumentation Center

Electronics and Laser Systems Core Facility

Flow Cytometry Core Facility- Cancer Center

High Throughput Analysis Laboratory

Integrated Molecular Structure Education and Research Center

Jerome B. Cohen X-ray Diffraction Facility

Keck Biophysics Facility

Keck Interdisciplinary Surface Science Facility (Keck-II)

Life Sciences Collaborative Access Team

Mary Beth Donnelley Clinical Pharmacology Core Facility

Materials Characterization and Imaging Facility

Mathews Center for Cellular Therapy

Microsurgery Core

Mouse Histology and Phenotyping Laboratory

Northwestern Medicine Enterprise Data Warehouse

NU Center for Atom Probe Tomography

NUCATS-Center for Clinical Research

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Facility Name

NUCATS-Clinical Research Unit (Lurie Children’s Hospital)

NUCATS-Clinical Research Unit (NMH)

NUFAB Cook Cleanroom

NUFAB Tech Cleamoom

NUSeq Core Facility

Outcomes Measurement & Survey Core Pathology

Core Facility

Peptide Synthesis Core

Proteomics Center of Excellence and Core Facility

Pulsed Laser Deposition (PLD) Core Facility

Quantitative Bioelemental Imaging Center Recombinant

Protein Production Core

Research Shop - Instrumentation Design, Engineering and Production Scanned

Probe Imaging and Development (SPID) Facility

Skin Disease Research Center

Stem Cell Core Facility

Structural Biology Facility

Surface Science Facility

Transgenic and Targeted Mutagenesis Laboratory

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